Exhibit 10.1

STOCK PURCHASE AGREEMENT

        This Stock Purchase Agreement (the “Agreement”) is made as of October 31, 2003 by and between the undersigned purchasers (each, a “Purchaser” and collectively, “Purchasers”) and Puget Energy, Inc., a Washington corporation (the “Company”). The parties agree as follows:

1.     Purchase and Sale of Shares. Subject to the terms and conditions hereof, Purchasers shall buy from the Company and the Company shall sell to Purchasers an aggregate of 4,550,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share, at a price of $22.00 per share for an aggregate purchase price of $100,100,000 (the “Purchase Price”). The closing of such purchase and sale (the “Closing” shall take place at the offices of Perkins Coie LLP, Seattle, Washington, at 7:00 a.m. Pacific Time on the later of (i) the third (3rd) business day after the date hereof and (ii) the next business day after the Shares have been approved for listing on The New York Stock Exchange (“NYSE”), subject to notice of issuance, or at such other time or on such other date as the parties shall have agreed (the “Closing Date”). Upon Closing, the Company shall cause the Shares to be electronically delivered to The Depository Trust Company on Purchasers’ behalf in the respective amounts set forth opposite Purchasers’ names on the signature page hereof and registered in such names as Purchasers shall, with reasonable notice, have designated, against payment of the full Purchase Price in federal funds by wire transfer to a bank account designated by the Company.

2.     Representations of the Company. In order to induce Purchasers to purchase the Shares, the Company hereby represents and warrants to Purchasers as follows:

        2.1        The Company and each “significant subsidiary” (as such term is defined in Rule 1-02 of Regulation S-X of the Securities Act of 1933, as amended (the “Act”)) of the Company (each, a “Significant Subsidiary”) has been duly incorporated and is an existing corporation in good standing under the laws of the State of Washington or, in the case of any Significant Subsidiary, its respective jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and the Company and each Significant Subsidiary is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except in any case where the failure to be so qualified would not have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).

        2.2 The Company has full power and authority to enter into this Agreement and to issue and sell the Shares as contemplated hereby. This Agreement has been duly authorized and validly executed and delivered by the Company and constitutes the legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Shares, when issued and delivered in accordance with this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and conform in all material respects to the description thereof contained in the prospectus supplement regarding the sale of the Shares to be filed by the Company pursuant to Rule 424(b) of the Act.

        2.3 Except for the approval of the Shares for listing on NYSE, no consent, approval, authorization, or order of, or filing, registration or qualification with, any governmental agency or body or any court is required for the performance by the Company of its obligations hereunder or in connection with the consummation of the issuance and sale of the Shares, except such as have been obtained and made under the Act and such as may be required under state securities laws.

        2.4 The execution, delivery and performance of this Agreement by the Company and the issuance and sale of the Shares will not result in a breach or violation by the Company or any Significant Subsidiary of any of the terms and provisions of, or constitute a default under (a) any statute, rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or any of its property or any Significant Subsidiary or any of their respective properties, (b) any agreement or instrument to which the Company or any Significant Subsidiary is a party or by which the Company or any Significant Subsidiary is bound or to which any of the properties of the Company or any Significant Subsidiary is subject, except for breaches, defaults or violations that would not result in a Material Adverse Effect or (c) the charter or by-laws of the Company or of any Significant Subsidiary.

        2.5 A registration statement (No. 333-82940) relating to the Shares has been filed with the Securities and Exchange Commission (the “Commission”) and has been declared effective. Such registration statement, as amended at the date of this Agreement and including all material incorporated by reference therein, meets the requirements set forth in Rule 415(a)(1)(x) under the Securities Act of 1933, as amended (the “Act”), and is herein referred to as the “Registration Statement,” and the prospectus included in the Registration Statement, as first filed with the Commission pursuant to and in accordance with Rule 424(b) (“Rule 424(b)”) under the Act and as amended to reflect the terms of the offering of the Shares, including all material incorporated by reference therein, is hereinafter referred to as the “Prospectus.” On its effective date, the Registration Statement conformed in all respects to the requirements of the Act and the rules and regulations of the Commission (the “Rules and Regulations”) and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and as of the date hereof, the Registration Statement and the Prospectus conform in all respects to the requirements of the Act and the Rules and Regulations, and neither of such documents includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to statements in or omissions from any such documents based upon written information, if any, relating to any Purchaser furnished to the Company by a Purchaser specifically for use therein. No stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

        2.6 Except as disclosed in the Prospectus, there are no pending actions, suits or proceedings against or involving the Company or any of its property, any of its subsidiaries or any of their respective properties that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or that would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or that are otherwise material in the context of the sale of the Shares; and, to the Company’s knowledge, no such actions, suits or proceedings are threatened or contemplated.

        2.7 The financial statements of the Company, together with the related notes to such financial statements, included or incorporated by reference in the Registration Statement and Prospectus present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations, the statements of cash flows and statements of stockholders’ equity for the periods shown and, except as otherwise disclosed in the Prospectus, such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis (except as stated therein); and any schedules included or incorporated by reference in the Registration Statement present fairly in all material respects the information required to be stated therein.

        2.8 Except as disclosed in the Prospectus, since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, (i) the Company (including its Significant Subsidiaries) has not incurred any liabilities or obligations, indirect, or contingent, or entered into any verbal or written agreement or other transaction which is not in the ordinary course of business or which could reasonably be expected to result in a Material Adverse Effect; (ii) the Company (including its Significant Subsidiaries) has not sustained any damage, destruction or loss, whether or not covered by insurance, which could reasonably be expected to result in a Material Adverse Effect; (iii) the Company has not paid or declared any dividends or other distributions with respect to its capital stock other than regular quarterly dividends and the Company (including its Significant Subsidiaries) is not in default in the payment of principal or interest on any outstanding debt obligations; (iv) there has not been any change in the capital stock of the Company, other than the sale of the Shares under this Agreement and the sale of 100,600 shares of Common Stock on October 14, 2003 for aggregate consideration of $2.3 million in an at the market offering under the Registration Statement and shares or options issued pursuant to exercise of outstanding warrants or employee and director stock option plans approved by the Company’s Board of Directors; and (v) there has not been any other change or event that could reasonably be expected to result in a Material Adverse Effect.

        2.9 The Company is not and, after giving effect to the sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

        2.10 The Company shall use its best efforts to comply in all material respects with all requirements of the NYSE with respect to the issuance of the Shares and the listing thereof on the NYSE.

3.     Representations of Purchasers. Each Purchaser hereby represents and warrants, jointly and not severally, to the Company that (a) it has been duly organized and is existing in good standing as the type of entity and under the laws of the state set forth under its respective name on the signature page hereof, (b) it has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, and (c) this Agreement has been duly authorized, executed and delivered by such Purchaser.

4.     Conditions to the Parties’ Obligation to Close.

        4.1 The obligation of the Company to issue and sell the Shares at the Closing is subject to the satisfaction (or waiver by the Company), at or before the Closing Date, of each of the following conditions:

(a) The Shares shall have been approved for listing on the NYSE, subject to notice of issuance.

(b) No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceedings for that purpose shall have been instituted.

(c) No action, suit or proceeding shall be pending against or involve the Company or any of its property, any of its subsidiaries or any of their respective properties that would materially and adversely affect the ability of the Company to perform its obligations under this Agreement or that is otherwise material in the context of the sale of the Shares and no such action, suit or proceeding shall be threatened or contemplated.

(d) An aggregate of 4,550,000 Shares shall be purchased at the Closing.

        4.2 The obligation of Purchasers to purchase the Shares from the Company at the Closing is subject to the satisfaction (or waiver by Purchasers), at or before the Closing Date, of each of the following conditions:

(a) The Closing shall occur not later than seven (7) business days after the date of this Agreement.

(b) The Shares shall have been approved for listing on the NYSE, subject to notice of issuance.

(c) The Company shall have filed with the Commission pursuant to Rule 424(b) a prospectus supplement regarding the sale of the Shares.

(d) No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceedings for that purpose shall have been instituted.

(e) The representations and warranties of the Company contained in Section 2 hereof shall be true, correct and complete in all material respects as of the date hereof and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true, correct and complete as of such date), and the Company shall have performed, satisfied and complied in all material respects with the covenants and conditions required hereby to be performed, satisfied or complied with by it at or before the Closing.

(f) Purchasers shall have received a certificate, dated the Closing Date, of a duly authorized officer of the Company certifying on behalf of the Company that each of the conditions set forth in subsections 4.2(a), (b), (c) and (d) have been satisfied.

(g) Purchasers shall have received an opinion, dated the Closing Date, of Perkins Coie LLP, counsel for the Company, reasonably satisfactory in form and substance to Purchasers with respect to the matters described in Exhibit A hereto.

5.     Standstill Agreement. In order to induce the Company to issue and sell the Shares to Purchasers, each Purchaser agrees that:

        5.1 For so long as it (together with all investment companies and all entities that would be investment companies but for the provisions of Section 3(c) of the Investment Company Act of 1940, as amended, having a common investment adviser and/or investment adviser under common control with such Purchaser (collectively, “Affiliates”)) Beneficially Owns (as such term is defined in Rule 13d-3 under the Exchange Act) an aggregate of five (5) percent or more of the outstanding securities of the Company entitled to vote (including securities convertible into or exercisable or exchangeable or redeemable for such securities, collectively, “Voting Securities”), provided that the obligations under this Section 5 shall terminate as soon as it Beneficially Owns less than three (3) percent of the Voting Securities, it will not, directly or indirectly (unless in any such cases specifically invited in writing to do so by the Company), do any of the following (except as required pursuant to or otherwise contemplated by this Agreement or as a result of any stock split, stock dividend, stock repurchase or similar recapitalization by the Company):

(a) acquire, offer to acquire, or agree to acquire by purchase or otherwise, individually or by joining a partnership, limited partnership, syndicate or other “group” (as such term is used in Section 13(d)(3) of the Exchange Act) (any such act, to “acquire”), any Voting Securities or any options, warrants or other rights to acquire Voting Securities if, after such acquisition, Purchaser and its Affiliates would Beneficially Own in the aggregate more than nine and nine-tenths (9.9) percent of the outstanding Voting Securities;

(b) make, or in any way participate in, directly or indirectly, any “solicitation” of “proxies” (as such terms are defined or used in Regulation 14A under the Exchange Act) or become a “participant” in any “election contest” (as such terms are defined or used in Rule 14a-11 under the Exchange Act) with respect to the Company (other than by way of Purchaser’s exercising its right to vote his or her Voting Securities), or initiate, propose or otherwise solicit shareholders of the Company for the approval of one or more shareholder proposals with respect to the Company, or induce or attempt to induce any other person to initiate any shareholder proposal;

(c) deposit any Voting Securities into a voting trust or subject them to any voting agreement or other agreement or arrangement with respect to the voting of such Voting Securities;

(d) form, join, participate in or encourage the formation of a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of Voting Securities; provided, however, for purposes of this Section 5(d), Purchaser and its affiliates shall not be considered to be a syndicate or other group;

(e) act, directly or indirectly, alone or in concert with others, to seek to control the management, Board of Directors, policies or affairs of the Company or any of its subsidiaries, or solicit, propose, seek to effect or negotiate with any other person with respect to any form of business combination transaction involving, directly or indirectly, the Company or any of its subsidiaries, or any restructuring, recapitalization or similar transaction with respect to the Company or any of its subsidiaries, or announce or disclose an intent, purpose, plan or proposal with respect to the Company or any of its subsidiaries or any Voting Securities inconsistent with the provisions of this Section 5, including an intent, purpose, plan or proposal that is conditioned on or would require the Company to waive the benefit of or amend any provision of this Section 5, or assist, participate in, facilitate or encourage or solicit any effort or attempt by any person to do or seek to do any of the foregoing;

(f) act, directly or indirectly, alone or in concert with others, to nominate any person for election by the holders of Common Stock as a director of the Company who is not nominated by the then-incumbent directors, or propose any matter to be voted upon by the stockholders of the Company; or

(g) encourage or render advice to or make any recommendation or proposal to any person, or directly or indirectly participate, aid and abet or otherwise induce any person or engage in any of the actions prohibited by this Section 5 or to engage in any actions inconsistent with the provisions of this Section 5.

        5.2 For so long as it Beneficially Owns any Voting Securities, it will not, directly or indirectly (unless in any such cases specifically invited in writing to do so by the Company), do either of the following:

(a) sell, contract to sell or grant any option or right to purchase any Common Stock or make any short sale of, or establish a “put equivalent position” (as such term is defined in Rule 16a-1(h) under the Exchange Act) with respect to, the Common Stock, at a time when Purchaser has no equivalent offsetting long position in Common Stock; or

(b) sell or contract to sell more than one (1) percent of the outstanding Voting Securities to any single person or group of related persons; provided, however, that this subsection shall not apply to any transaction effected in good faith on the NYSE.

6.     Filing of Form 8-K. By 9:30 a.m., New York time, on the first business day following the Closing Date, the Company shall issue a press release and file a Current Report on Form 8-K with the Commission, each describing the material terms of the transactions contemplated hereby.

7.     Notices. All communications hereunder will be in writing and, if sent to any Purchaser, shall be mailed or delivered to it c/o Franklin Templeton Investments, One Franklin Parkway, San Mateo, CA 94403, Attention: David P. Goss or, if sent to the Company, shall be mailed or delivered to it at 10885 N.E. 4th Street, Bellevue, Washington 98004-5591, Attention: Treasurer.

8.     Entire Agreement; Amendments. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into this Agreement. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and each Purchaser.

9.     Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, and no other person will have any right or obligation hereunder. No purchaser of Shares from a Purchaser shall be deemed to be a successor by reason merely of such purchase.

10.     Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement.

11.     Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Washington, without regard to its principles of conflicts of laws.

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        IN WITNESS WHEREOF, the parties have caused this Stock Purchase Agreement to be executed by their respective representatives, hereunto duly authorized, as of the date first written above.

PUGET ENERGY, INC.

By: /s/ Donald E. Gaines

Name: Donald E. Gaines
Title: Vice President Finance & Treasurer

PURCHASERS:	NUMBER OF SHARES PURCHASED:

FRANKLIN CUSTODIAN FUNDS - INCOME FUND, a Maryland coporation	3,800,000

By:	/s/ Edward Perks
Name: Edward Perks
Title: V.P., Franklin Advisers

FRANKLIN CUSTODIAN FUNDS - UTILITIES FUND, a Maryland coporation	450,000

By:	/s/ John C. Kohli
Name: John C. Kohli
Title: V.P., Franklin Advisers

FTVIPT - INCOME SECURITIES FUND, a Massachusetts Business Trust	250,000

By:	/s/ Edward Perks
Name: Edward Perks
Title: V.P., Franklin Advisers

FTIF - INCOME FUND, a Luxembourg corporation	50,000

By:	/s/ Edward Perks
Name: Edward Perks
Title: V.P., Franklin Advisers

EXHIBIT A

Matters to be Addressed in Opinion of Perkins Coie LLP

1.	The Company is a validly existing corporation in good standing under the laws of the State of Washington, with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus, and to enter into and perform its obligations under the Agreement.

2.	The Agreement has been duly authorized, executed and delivered by the Company. The Shares have been duly authorized and, when issued and delivered in accordance with the Agreement, will be validly issued, fully paid and nonassessable.

3.	No consent, approval, authorization or order of, or filing, registration or qualification with, any governmental agency or body or any court is required for the issuance or sale of the Shares by the Company, except such as have been obtained and made under the Act, or as may be required under state securities laws as to which no opinion is expressed.

4.	The execution, delivery and performance of the Agreement by the Company (including the issuance and sale of the Shares) will not result in a breach or violation by the Company of any of the terms and provisions of, or constitute a default under, any statute, any rule or regulation, or any order known to such counsel, of any governmental agency or body or any court having jurisdiction over the Company or any of its properties, or any agreement or instrument that is listed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 or the Company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed thereafter, or the charter or by-laws of the Company.

5.	The Registration Statement has become effective under the Act.

6.	The Registration Statement and the Prospectus, excluding the documents incorporated by reference therein, and any amendment or supplement thereto, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Act and the Rules and Regulations; it being understood that such counsel need express no opinion as to the financial statements, including the notes thereto, schedules or other financial or statistical data contained or incorporated by reference therein or excluded therefrom.

7.	The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940.